ADMINISTRATION AGREEMENT

ADMINISTRATION AGREEMENT, made this 30th day of June, 2022, between PIMCO Capital Solutions BDC Corp. (the “Company”), a Delaware corporation, and Pacific Investment Management Company LLC (the “Administrator” or “PIMCO”), a Delaware limited liability company.

WHEREAS, the Company is registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) and has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company is authorized to issue shares of beneficial interest (“Shares”); and the Company issues its Shares in one or more classes, with each such class representing interests in the same portfolio of securities and other assets; and

WHEREAS, the Company desires to retain the Administrator to render supervisory and administrative services hereunder and with respect to which the Administrator is willing to do so; and

WHEREAS, pursuant to an Investment Management Agreement as amended and supplemented from time to time, between the Company and PIMCO (“Investment Management Agreement”), the Company has retained PIMCO to provide investment advisory services with respect to the Company in the manner and on the terms set forth therein; and

WHEREAS, the Company wishes to retain PIMCO to provide or procure supervisory and administrative and other services to the Company and its shareholders; and

WHEREAS, PIMCO is willing to furnish supervisory and administrative services and/or to arrange for such services in the manner and on the terms hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.    Appointment. The Company hereby appoints PIMCO as the Administrator to provide or procure, as applicable, the supervisory and administrative and other services with respect to the Company and Subsidiaries for the period and on the terms set forth in this Agreement, as supplemented from time to time. The Administrator accepts such appointment and agrees during such period to render or procure, as applicable, the services herein set forth for the compensation herein provided.

For the avoidance of doubt, to the extent the Company establishes a subsidiary, this Agreement shall apply to such subsidiary.

2.    Duties. Subject to the general supervision of the Board of Directors, the Administrator shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Company and Subsidiaries, but not including the investment advisory services provided pursuant to the Investment Management Agreement with the Company or the distribution services provided by the Company’s principal underwriter (the “Distributor”) pursuant to its Distribution Contract with the Company.

3.    Supervisory and Administrative Services. Subject to the general supervision of the Board of Directors, PIMCO shall provide or cause to be furnished all supervisory and administrative services and other services reasonably necessary for the operation of the Company.

(a)    The supervisory and administrative services to be provided by PIMCO shall include the following:

(i)

PIMCO shall supervise and coordinate matters relating to the operation of the Company, including any necessary coordination among the custodian, transfer agent, dividend disbursement agent and recordkeeping agent (including pricing and valuation of the Company), accountants, attorneys, auction agents, and other parties performing services or operational functions for the Company.

(ii)

PIMCO shall provide, or cause a third party that is either affiliated or unaffiliated with PIMCO or the Company (in either case, a “third party”) to provide, the Company, at PIMCO’s expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Company as contemplated in this Agreement as well as provide, or cause a third party to provide, the Company, at PIMCO’s expense, with the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws.

(iii)	PIMCO shall maintain or supervise the maintenance by third parties of such books and records of the Company as may be required by applicable federal or state law.

(iv)	PIMCO shall prepare or supervise the preparation by third parties of all federal, state, local, and foreign tax returns and reports of the Company required by applicable law.

(v)

PIMCO or an appointed third party shall prepare, file, and arrange for the distribution of periodic reports to financial intermediaries who hold Shares of the Company in nominee name or shareholders of the Company as required by applicable law and/or as agreed to with such financial intermediary or shareholder, as applicable.

(vi)

PIMCO or an appointed third party shall prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state or other regulatory authorities, securities exchanges and self-regulatory organizations as may be required to register the Shares of the Company, if applicable, maintain the listing of the Shares of the Company that are listed for trading on a securities exchange, if any, and qualify the Company to do business or as otherwise required by applicable law. PIMCO shall maintain registration of the Company’s Shares in such other jurisdictions as it deems necessary and appropriate. PIMCO shall maintain a review and certification program and internal controls and procedures in accordance with relevant provisions of the Sarbanes-Oxley Act of 2002 as applicable to BDCs. PIMCO shall maintain systems necessary to provide or procure required disclosure in the Company’s registration statements, shareholder reports, reports to securities exchanges, if applicable, and similar regulatory documents, and Company proxy voting information.

(vii)

            PIMCO shall take, or cause a third party to take, such other action with respect to the Company as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading Commission, securities exchanges on which the Company’s Shares may be listed for trading, if any, and other governmental and regulatory agencies. Such actions shall include, but are not limited to, establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940 Act, support of the Company’s Chief Compliance Officer, and systems and procedures necessary to effectuate the compliance program.

(viii)

            PIMCO shall provide, or cause a third party to provide, the Company with administrative services to shareholders as necessary, including: the maintenance of a shareholder call center; shareholder transaction processing; the provision of certain statistical information and performance of the Company; a web servicing platform and internet website; access by PIMCO representatives to databases to assist with shareholder inquiries and reports; oversight of anti-money laundering monitoring systems and procedures; repurchase fee application and monitoring systems (if applicable); anti-market timing monitoring systems and procedures; and processing of client registration applications. Notwithstanding the foregoing, PIMCO may procure or delegate provision of these services to third parties with respect to particular classes of the Company, or particular shareholders that have relationships with other financial intermediaries that perform similar services.

(b)    Other Services. PIMCO shall also procure on behalf of the Company, and at the expense of PIMCO (except as otherwise set forth herein), the following persons to provide services to the Company: (i) a custodian or custodians for the Company to provide for the safekeeping of the Company’s assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Company; (iii) a transfer agent for the Company; and (iv) a dividend disbursing agent or registrar for the Company. The Company and/or PIMCO may be a party to any agreement with any of the persons referred to in this Section 3(b).

(c)    Personnel. PIMCO shall also make its officers and employees available to the Board of Directors and officers of the Company for consultation and discussions regarding the supervision and administration of the Company and services provided to the Company under this Agreement.

(d)    Standards; Reports. In performing these supervisory and administrative services, PIMCO:

(i)

shall conform with the 1940 Act, with the Advisers Act, with all other applicable federal, state and foreign laws and regulations, with all applicable rules and regulations of securities exchanges on which the Company’s Shares may be listed for trading, if any, with any applicable procedures adopted by the Company’s Board of Directors, and, to the extent then currently applicable, with the provisions of the Company’s offering documents, as supplemented or amended from time to time;

(ii)

will make available to the Company, promptly upon request, any of the Company’s books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with PIMCO’s services under this Agreement that may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations; and

(iii)

will regularly report to the Company’s Board of Directors on the supervisory and administrative services provided under this Agreement and will furnish the Company’s Board of Directors with respect to the Company such periodic and special reports as the Directors or officers of the Company may reasonably request.

4.    Documentation. The Company has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

(a)    The Company’s offering documents; and

(b)    exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with offering documents described above.

5.    Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Company from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent.

6.    Compensation. As compensation for the services rendered under this Agreement, the Company shall pay to the Administrator a fee (“Administration Fee”) calculated and payable quarterly in arrears as of the close of business in New York, New York, on the last Business Day (“Business Day” shall mean any day other than a Saturday, Sunday or a day when banks in the State of New York are authorized or required by law, regulation or executive order to remain closed) of each calendar quarter in an amount equal to 0.15% per annum of the Company’s total net assets. If the Administrator shall serve for less than any whole quarter, the foregoing compensation shall be prorated.

7.    Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

8.    Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Company under this Agreement, and any expenses that are paid under the terms of the Investment Management Agreement. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, office supplies, including stationery, and facilities necessary to perform its obligations under this Agreement, including, but not limited to, communications facilities, computer systems and applications, internet access, and a web servicing platform and internet website. In addition, the Administrator shall bear the following expenses under this Agreement:

(a)    Expenses of all routine audits by the Company’s independent public accountants (other than the Company’s liquidating audit, the expenses for which will be borne by the Company);

(b)    Expenses of the Company’s transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

(c)    Expenses and fees paid to agents and intermediaries for sub-transfer agency, sub-accounting and other shareholder services on behalf of shareholders (or share of a particular share class, if any) held through omnibus and networked, record shareholder accounts (together, “Sub-Transfer Agency Expenses”), except where Sub-Transfer Agency Expenses are paid pursuant to a Rule 12b-1 or similar plan adopted by the Board of the Company;

(d)    Expenses of the Company’s custodial services, including any recordkeeping services provided by the custodian and bank service fees;

(e)    Expenses of obtaining quotations for calculating the value of the Company’s net assets from pricing services (but not including the cost of any third-party valuation agent engaged to assist in valuing the Company’s non-pricing service Level 3 assets);

(f)    Expenses of obtaining portfolio activity reports for the Company;

(g)    Expenses of maintaining the Company’s tax records;

(h)    Costs and/or fees, including legal fees, incident to the preparation, printing and distribution of the Company’s notices, press releases, and reports of the Company to its shareholders;

(i)    Expenses associated with the preparation and filing of registration statements and updates thereto and reports with regulatory bodies;

(j)    Expenses associated with the maintenance of the Company’s existence and qualification to do business,

(k)    Expenses (including registration fees) of issuing, redeeming and repurchasing Shares;

(l)    Expenses associated with registering and qualifying for sale Common Stocks with federal and state securities authorities following the initial registration of its Common Stocks under the Securities Act, if applicable (i.e., that are not organizational and offering expenses of the Company specified below) and following any registration of new classes of shares of the Company subsequent to its initial registration;

(m)    Expenses of qualifying and listing existing shares with any securities exchange or other trading system, if any;

(n)    The Company’s ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware corporation that has elected to be regulated as a BDC, or that is listed for trading with a securities exchange or other trading systems;

(o)    Costs of preparing and printing certificates representing Shares of the Company; and

(p)    Association membership dues.

The Company shall bear the following expenses:

(a)    Salaries and other compensation or expenses, including travel expenses, of any of the Company’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates;

(b)    Taxes and governmental fees, if any, levied against the Company;

(c)    Brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Company (including, without limitation, (i) fees and expenses of outside legal counsel or third-party service providers, agents, operating partners, insurers or consultants retained in connection with insuring, reviewing, negotiating, structuring, acquiring, disposing of and/or terminating specialized loans and other investments made by the Company, (ii) any costs associated with originating loans, asset securitizations, alternative lending-related strategies, and (iii) so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments). For these purposes, it is understood that “portfolio transaction expenses” shall be interpreted broadly to include, by way of example and without limitation, any expenses relating to the Company’s investments (including those made by a subsidiary of the Company) and/or any other expenses incurred by a direct or indirect portfolio investment of the Company, such as expenses paid directly by a portfolio investment and other expenses that are capitalized or otherwise embedded into the cost basis of a portfolio investment;

(d)    All expenses of supervising and administering the actual or potential operations of subsidiaries;

(e)    Expenses related to subscription services or IT services related to the ongoing management of the Company’s investments;

(f)    Expenses related to special purpose vehicles (each, an “SPV”) (including, without limitation, overhead expenses related thereto);

(g)    Expenses of the Company’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement;

(h)    Costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Company of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds;

(i)    Costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Company and other related requirements in the Company’s organizational documents) associated with the Company’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other instruments for the purpose of incurring leverage;

(j)    Fees and expenses of any pooled vehicles in which the Company invests (except as otherwise agreed to between PIMCO and any such Company or vehicle);

(k)    Expenses of any third party valuation agent engaged to assist in valuing non-pricing service Level 3 assets held by the Company;

(l)    Dividend and interest expenses on short positions taken by the Company;

(m)    Extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limitation, expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Company to indemnify its Directors, officers, employees, shareholders, distributors, and agents with respect thereto;

(n)    Fees and expenses, including legal, printing and mailing, solicitation and other fees and expenses associated with and incident to shareholder meetings and proxy solicitations;

(o)    Organizational and offering expenses of the Company, including registration (including Share registration fees), legal, marketing, printing, accounting and other expenses, associated with organizing the Company in its state of jurisdiction and in connection with the initial registration of the Company under the 1940 Act and, as applicable, the initial registration of its Shares under the Securities Act of 1933;

(p)    Expenses associated with seeking, applying for and obtaining formal exemptive, no-action and/or other relief from the SEC in connection with (i) the ability of the Company to participate in certain co-investment transactions; and (ii) other types of exemptive relief that the Company may pursue from the SEC in the future;

(q)    Expenses incurred in connection with a shareholder that defaults in respect of a capital commitment to the Company;

(r)    Allocated costs incurred by PIMCO in providing managerial assistance to those companies in which the Company has invested who request it;

(s)    All other expenses incurred by the Company in maintaining its status as a BDC;

(t)    Expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations;

(u)    Except as otherwise specified herein as an expense of PIMCO, any expenses allocated or allocable to a specific class of Shares, including, as applicable, sub-transfer agency expenses and distribution and/or service fees paid pursuant to a Rule 12b-1 or similar plan adopted by the Board of Directors of the Company for a particular Share class (if any);

(v)    The Company’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums (including costs relating to Directors’ and officers’ liability insurance and errors and omissions insurance);

(w)    All fees, costs, expenses, and liabilities relating to currency hedging and portfolio hedging transactions;

(x)    All fees, costs, expenses and liabilities of liquidating the Company;

(y)    All fees, costs, expenses and liabilities that are specific to the operations of the Company; and

(z)    Expenses of the Company that are capitalized in accordance with generally accepted accounting principles.

9.    Liability. The Administrator shall give the Company the benefit of the Administrator’s best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator’s undertaking to render services under this Agreement, the Company agrees that neither the Administrator nor its members, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator’s duties, or by reason of reckless disregard of the Administrator’s obligations and duties under this Agreement. This provision shall govern only the liability to the Company of the Administrator and that of its members, officers, directors, and employees, and shall in no way govern the liability to the Company or the Administrator or provide a defense for any other person including persons that provide services for the Company as described in Section 2 (b) of this Agreement.

10.    Term and Continuation. This Agreement shall take effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for one year from such date, and shall continue thereafter on an annual basis with respect to each Company provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company or by the Company’s Board of Directors and (b) by the vote, cast in person at a meeting called for such purpose, of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party. This Agreement may be terminated:

(a)    by the Company at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Company or by a vote of a majority of the outstanding voting shares of the Company or, with respect to a particular Company or class, by vote of a majority of the outstanding voting shares of such Company or class, on 60 days’ written notice to the Administrator;

(b)    by the Administrator at any time, without the payment of any penalty, upon 60 days’ written notice to the Company.

11.    Use of Name. It is understood that the names “Pacific Investment Management Company LLC” or “PIMCO” or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by the Administrator or its affiliates are the valuable property of the Administrator and its affiliates, and that the Company may use such names (or derivatives or logos) only as permitted by the Administrator.

12.    Notices. Notices of any kind to be given to the Administrator by the Company shall be in writing and shall be duly given if mailed or delivered to the Administrator at 650 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Company by the Administrator shall be in writing and shall be duly given if mailed or delivered to 650 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Company.

13.    Company Obligation. Notice is hereby given that the Agreement has been executed on behalf of the Company by an officer of the Company in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Company and shall not be binding upon any Director, officer, or shareholder of the Company individually.

14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15.    Miscellaneous. (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

(b)    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c)    The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

(d)    This Agreement may not be assigned by the Company or the Administrator without the consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

PIMCO CAPITAL SOLUTIONS BDC CORP.

By:

Name: John Lane

Title: President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name: Jason Mandinach

Title: Managing Director